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                              LAYNE CHRISTENSEN COMPANY
                                (FORMERLY LAYNE, INC.)



                         ___________________________________

                                   FIRST AMENDMENT
                              Dated as of July 25, 1997



                                          to



                                    NOTE AGREEMENT
                              Dated as of March 15, 1996




                         ___________________________________



                         Re:  $25,000,000 6.75% Senior Notes
                                  Due March 15, 2006


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                          FIRST AMENDMENT TO NOTE AGREEMENT

    THIS FIRST AMENDMENT dated as of July 25, 1997 (the or this "FIRST AMENDMENT") to the Note Agreement dated as of March 15, 1996 is between LAYNE CHRISTENSEN COMPANY (FORMERLY LAYNE, INC.), a Delaware corporation (the "COMPANY"), and the institution which is a signatory to this First Amendment (the "NOTEHOLDER").

                                      RECITALS:

    A. The Company and Noteholder have heretofore entered into the Note Agreement dated as of March 15, 1996 (the "NOTE AGREEMENT") pursuant to which the Company issued its $25,000,000 6.75% Senior Notes Due March 15, 2006 (the "NOTES"). The Noteholder is the holder of 100% of the outstanding principal amount of the Notes.

    B. The Company and the Noteholder now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

    C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

    D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

    NOW, THEREFORE, the Company and the Noteholder, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.      AMENDMENTS.

          1.1. Section 5.6 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:


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          SECTION 5.6.  CONSOLIDATED ADJUSTED NET WORTH.  The Company will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than the sum of (i) $41,000,000, plus (ii) 50% of Consolidated Adjusted Net Income for each semiannual period consisting of the first and second fiscal quarters of the Company and the third and fourth fiscal quarters of the Company from and after January 31, 1996 to and including the date of any determination thereof, computed on a cumulative basis for such entire period, plus (iii) an amount equal to the Restricted Equity Amount.

          If Consolidated Adjusted Net Income is a deficit for any such semiannual fiscal period, such deficit shall not reduce the amount of Consolidated Adjusted Net Worth required to be maintained pursuant to this
    Section 5.6.

          Compliance with the provisions of this Section 5.6 will be determined as of the last day of each fiscal quarter of the Company.

    1.2. Section 5.9 of the Note Agreement shall be and is hereby amended by deleting the "and" at the end of paragraph (g), by amending paragraph (h) in its entirety and by adding a new paragraph (i) as follows:

          (H) Liens on capital stock of any Subsidiary securing Debt evidenced by the Notes, the Subsidiary Guaranties, the Credit Agreement and the Subsidiary Bank Guaranties, PROVIDED that the Notes are equally and ratably secured with any and all other obligations secured thereby pursuant to an agreement satisfactory in scope and form to the Holders holding at least 51% in aggregate principal amount of the Notes; and

          (i)   in addition to the Liens permitted by the preceding paragraphs
    (a) through (h) of this Section 5.9, Liens securing Debt of the Company and its Restricted Subsidiaries; PROVIDED that such Debt shall be permitted by
    Section 5.8.


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    1.3.  Clause (4) of Section 5.8(a) of the Note Agreement shall be and is hereby amended to read as follows:

          (4) additional Debt of the Company and its Restricted Subsidiaries; PROVIDED that at the time of issuance thereof and after giving effect thereto and the application of the proceeds thereof:

                (i) Total Debt shall not exceed (w) 62.5% of Total Capitalization for the period from the Closing Date through October 31, 1997, (x) 60% of Total Capitalization for the period from November 1, 1997 through April 30, 1998, (y) 55% of Total Capitalization for the period from May 1, 1998 through January 31, 1999, and (z) 50% of Total Capitalization thereafter; PROVIDED that if at any time prior to January 31, 1998, the Company shall complete a Qualified Public Offering, Total Debt shall not exceed (x) 55% of Total Capitalization for the period from the completion of such Qualified Public Offering through January 31, 1998, and (y) 50% of Total Capitalization thereafter, and

                (ii) in the case of any Priority Debt the aggregate principal amount of such Debt shall not exceed 10% of Consolidated Adjusted Net Worth.

          1.3. Section 5.10 of the Note Agreement shall be and is hereby amended to read as follows:

                   SECTION 5.10. restricted payments. The Company will not except as hereinafter provided:

          (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

          (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock


                                         -4-

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    of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

          (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

          (such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "RESTRICTED PAYMENTS"), if at such time or after giving effect thereto any Default or Event of Default shall have occurred and be continuing or the aggregate amount of Restricted Payments made during the period from and after January 31, 1996 to and including the date of the making of the Restricted Payment in question would exceed the sum of (i) $10,000,000 plus
    (ii) 50% of Consolidated Adjusted Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Adjusted Net Income is a deficit figure, then minus 100% of such deficit) plus
    (iii) the Unrestricted Equity Amount, plus (iv) any cash received by the Company which constitutes a return of capital or principal of any Restricted Investment made after January 31, 1996.

          The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

          For the purposes of this Section 5.10, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

          1.5. Subparagraph (a) of Section 5.19 of the Note Agreement shall be and is hereby amended by adding the following sentence at the end of said Subparagraph (a):


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          Notwithstanding the foregoing, the Company shall cause Layne
    Australia and Stanley to execute and deliver a Guaranty Agreement to the Holders no later than September 30, 1997, which shall be satisfactory in scope and form to the Holders holding at least 51% in aggregate principal amount of the outstanding Notes, together with an opinion of Australian counsel to the effect as described in paragraph (b) of this Section 5.19.

          1.6.  The following shall be added as a new Section 5.20 of the Note
Agreement:

          SECTION 5.20. PAYMENT OF FEES. On October 31, 1997 and on the last day of each quarter thereafter in which the ratio of Total Debt to Total Capitalization shall exceed the Original Leverage Ratio, the Company shall pay to each Noteholder its pro rata share (based on the unpaid principal amount of the Notes outstanding) of the Quarterly Bonus; PROVIDED that if the Company completes a Qualified Public Offering on or prior to January 31, 1998, no Quarterly Bonus shall be paid for the quarter in which such Qualified Public Offering is consummated or for any quarter thereafter so long as after giving effect to the application of the proceeds from such Qualified Public Offering, the ratio of Total Debt to Total Capitalization shall not exceed the Original Leverage Ratio.

          1.7. The definition of "CREDIT AGREEMENT" and "PRIORITY DEBT" shall be amended in its entirety so that it shall read as follows:

          "CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement dated as of July 25, 1997 between the Company, Layne Australia and Bank of America National Trust and Savings Association, as agent, and the other financial institutions party thereto, as such agreement may be amended or modified from time to time.

          "PRIORITY DEBT" as of any date of determination shall mean the sum of (without duplication) (a) Debt of Restricted


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    Subsidiaries (excluding the Subsidiary Guaranty, the Guaranties of the obligations of the Company under the Credit Agreement, any such Debt described in Section 5.8(A)(3) and the Layne Australia Debt following the occurrence of the Designated Event) PLUS (b) Debt of the Company and its Restricted Subsidiaries secured by a Lien permitted by Section 5.9(I).

          1.8. The following shall be added as new definitions in alphabetical order to Section 8.1 of the Note Agreement:

          "DESIGNATED EVENT" shall be deemed to have occurred at such time as
    (i) Layne Australia and Stanley shall have executed and delivered to the Holders the Guaranty Agreements (together with the opinions of Australian counsel) as described in Section 5.19(A) and (ii) the Amended and Restated Intercreditor Agreement dated as of July 25, 1997 shall have been amended, in scope and form satisfactory to the Holders holding at least 51% in aggregate principal amount of the outstanding Notes, to include any payments by Layne Australia on the Layne Australia Debt.

          "LAYNE AUSTRALIA" shall mean Layne Christensen Australia Pty Limited ACN 078 167 610, a company incorporated in New South Wales, Australia, and any Person who succeeds to all, or substantially all, of the assets and business of Layne Christensen Australia Pty Ltd.

          "LAYNE AUSTRALIA DEBT" shall mean the Debt of Layne Australia in an aggregate principal amount not to exceed $30,000,000, which shall have been incurred by Layne Australia pursuant to the Credit Agreement.

          "MINIMUM EQUITY AMOUNT" shall mean an amount equal to the greater of
    (i) $15,000,000, or (ii) the minimum amount of net cash proceeds received by the Company from the issue or sale of its capital stock which is required to make the ratio of Total Debt to Total Capitalization, immediately after giving effect to such issue or sale of capital stock


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    and the application of the proceeds thereof, equal to or less than the
    Original Leverage Ratio.

          "ORIGINAL LEVERAGE RATIO" shall mean 55% for any date of determination on or prior to January 31, 1998 and 50% for any date of determination thereafter.

          "QUALIFIED PUBLIC OFFERING" shall mean a public offering of the capital stock of the Company in which the Company shall receive net cash proceeds equaling not less than $15,000,000.

          "QUARTERLY BONUS" shall mean an amount equal to (in the aggregate) 0.025% multiplied by the aggregate principal amount of the Notes outstanding as of the last day of any fiscal quarter of the Company.

          "RESTRICTED EQUITY AMOUNT" shall mean an amount equal to the lesser of (i) the net cash proceeds received by the Company from the issue or sale of its capital stock from and after January 31, 1996, or (ii) the Minimum Equity Amount.

          "STANLEY" shall mean Stanley Mining Services Limited ACN 009 117 533, a company incorporated in Western Australia, Australia, and any Person who succeeds to all, or substantially all, of the assets and business of Stanley Mining Services Limited.

          "UNRESTRICTED EQUITY AMOUNT" shall mean the difference (if any) between (i) the amount of net cash proceeds received by the Company from the issue or sale of its common stock from and after January 31, 1996, and
    (ii) the Restricted Equity Amount.

SECTION 2.      CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

          2.1. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:


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          (a)   the Intercreditor Agreement dated as of March 15, 1996 among
    Bank of America Illinois, Mercantile Bank, Bank of America National Association, as agent, and the Noteholder, shall have been amended, in scope and form satisfactory to the Noteholder, to include the banks which are party to the Company's $100 million multi-currency syndicated facility; and

          (b) the Noteholder shall have received a fee from the Company, as an inducement to, and in consideration of, entering into this First Amendment in an aggregate amount equal to $25,000.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION 3.      MISCELLANEOUS.

          3.1. The Company represents and warrants that no Default or Event of Default has occurred and is continuing.

          3.2. This First Amendment shall be construed in connection with and as part of each of the Note Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

          3.3. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

          3.4. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.


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          3.5.  This First Amendment shall be governed by and construed in accordance with Illinois law.


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    The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.


                                       LAYNE CHRISTENSEN COMPANY
                                           (FORMERLY LAYNE, INC.)



                                       By:  /s/ Jerry W. Fanska
                                           Jerry W. Fanska
                                           Vice President--Finance

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Accepted and Agreed to:

                                       MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY


                                       By:  /s/ Richard C. Morrison
                                         Its Managing Director
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